Exhibit (j)

Independent Auditors' Consent

The Board of Directors
Advantus Bond Fund, Inc.
Advantus Cornerstone Fund, Inc.
Advantus International Balanced Fund, Inc.
Advantus Mortgage Securities Fund, Inc.
Advantus Real Estate Securities Fund, Inc.
Advantus Spectrum Fund, Inc.
Advantus Venture Fund, Inc.:

We consent to the use of our reports dated September 6, 2002 and November 8, 2002 incorporated by reference herein and the references to our Firm under the heading "Financial Highlights" in the Registration Statement of the Ivy Funds, Inc.

/s/KPGM LLP
Minneapolis, Minnesota
August 22, 2003